Exhibit 21

Subsidiaries

(as of January 1, 2010)

Name	State or Country of Organization

Avondale Ammonia Company	Delaware
C.I.I. Luxembourg, S.a.r.l	Grand-Duchy of Luxembourg
Carteret Development LLC	Delaware
Coquimbo, SGPS LDA	Portugal
Cyquim de Colombia S.A.	Delaware
Cytec Acrylic Fibers Inc.	Delaware
Cytec Aerospace Far East Corp.	Delaware
Cytec Ammonia Inc.	Delaware
Cytec Asia/Pacific Holding Pty Limited	Australia
Cytec Australia Holdings Pty Limited	Australia
Cytec Austria GmbH	Austria
Cytec Australia Limited	Delaware
Cytec Belgium BVBA	Belgium
Cytec Brasil Especialidades Quimicas Ltda.	Brazil
Cytec Brewster Phosphates Inc.	Delaware
Cytec Canada Inc.	Ontario
Cytec Carbon Fibers LLC	Delaware
Cytec Chile Limitada	Chile
Cytec de Argentina S.A.	Delaware
Cytec de Mexico S.A. de C.V.	Mexico
Cytec de Puerto Rico, Inc.	Puerto Rico
Cytec Deutschland GmbH	Germany
Cytec Engineered Materials GmbH	Germany
Cytec Engineered Materials Inc.	Delaware
Cytec Engineered Materials Limited	England
Cytec France SAS	France
Cytec Global Holdings Inc.	Delaware
Cytec Industries (Shanghai) Company Limited	China
Cytec Industries BV	Netherlands
Cytec Industries Europe C.V.	Netherlands
Cytec Industries France S.A.R.L.	France
Cytec Industries Italia S.r.l.	Italy
Cytec Industries Malaysia Sdn. Bhd.	Malaysia
Cytec Industries Pte. Ltd.	Singapore
Cytec Industries (Thailand) Ltd.	Thailand
Cytec Industries UK Limited	England
Cytec Italy S.R.L.	Italy
Cytec Jamaica Limited	Jamaica
Cytec Japan Limited	Delaware
Cytec Korea Inc.	Delaware
Cytec Latvia SIA	Latvia
Cytec Melamine Inc.	New Jersey
Cytec Methanol Inc.	Delaware

Cytec Netherlands (CRP) B.V.	Netherlands
Cytec Netherlands Holding B.V.	Netherlands
Cytec Norge (GP) AS	Norway
Cytec Norge KS	Norway
Cytec Olean Inc.	Delaware
Cytec Overseas Corp.	Delaware
Cytec Plastics LLC	Delaware
Cytec Realty Corp.	Delaware
Cytec Surface Specialties (Shanghai) Co., Ltd.	China
Cytec Surface Specialties Germany GmbH	Germany
Cytec Surface Specialties Holding Germany GmbH	Germany
Cytec Surface Specialties Iberica S.L.	Spain
Cytec Surface Specialties Nordic A/S	Denmark
Cytec Surface Specialties SA/NV	Belgium
Cytec Surface Specialties UK Ltd	United Kingdom
Cytec Taiwan Ltd.	Taiwan
Cytec Taiwan Corp.	Delaware
Cytec Technology Corp.	Delaware
Cytec UK Holdings Limited	England
D Aircraft Products, Inc.	California
Garret Mountain Insurance Company	Vermont
GSC Products, Inc.	Delaware
Holland LP I LLC	Delaware
IMC Mining Chemicals LLC	Delaware
M.I.O. Schoonaarde N.V.	Belgium
Netherlands (Cytec) GP Inc.	Delaware
Nihon Cytec Industries Inc.	Japan
Piney River Recovery Corp.	Delaware
Rotterdam LP II Co.	Delaware
Surface Specialties Canada Inc	Quebec
Surface Specialties Trading Malaysia Sdn. Bhd.	Malaysia